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     As filed with the Securities and Exchange Commission on September 2, 1997

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                        SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                       COUNTRYWIDE CREDIT INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)


     Delaware  13-2641992  (State  of  incorporation  or  organization)  (I.R.S.
                          Employer Identification No.)


4500 Park Granada Boulevard
   Calabasas, California                                         91302
(Address of principal executive offices)                       (Zip Code)


                          COUNTRYWIDE HOME LOANS, INC.
       (Exact name of registrant's subsidiary as specified in its charter)


            New York                                          13-2631719
  (State of incorporation or organization) (I.R.S. Employer Identification No.)

   4500 Park Granada Boulevard
      Calabasas, California                                        91302
(Address of principal executive offices)                        (Zip Code)







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                                   Page 1 of 3


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     Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                               Name of each exchange on
to be so registered                        which each class is to be registered
    $25,000,000
Principal Amount of 7.23% Guaranteed
Medium Term Notes due 2008                        New York Stock Exchange


     If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)( 1), please check the following box. [X]

     If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

     Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of class)

                         Exhibit Index Located at Page 2
























                               Page 1 of 3, cont.

Item 1.  Description of Registrant's Securities to be Registered.


     The notes being registered hereby have been issued by Countrywide Home Loans, Inc. ("CHL"), the wholly-owned subsidiary of Countrywide Credit Industries, Inc. ("Registrant"). The description of the notes contained in the section captioned "Description of the Notes" on page S-4 of the Registrant's and CHL's Post-Effective Amendment No. 1 to Form S-3 (Registration Nos. 333-3835, 333-3835-01) and Post-Effective Amendment No. 4 to Form S-3, (Registration Nos. 33-59559 and 33-59559-01), filed with the SEC on March 26, 1997 and Pricing Supplement No. 13 dated October 11, 1996 filed with the SEC on October 16, 1996 is incorporated herein by reference.


Item 2.  Exhibits.


     1.  Form  of  Medium-Term  Notes,  Series  E  (fixed-rate)  issued  by  CHL
(incorporated by reference to Exhibit 4.3 to Form S-3 and Post-Effective Amendment No. 1 to Form S-3 of the Registrant and CHL - Registration Nos. 33-59559 and 33-59559-01) filed with the SEC on May 15, 1996.



























                                   Page 2 of 3


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                                   SIGNATURES


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant and CHL have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, on this second day of September, 1997.



COUNTRYWIDE CREDIT INDUSTRIES, INC.



By:      /s/ Sandor E. Samuels
          ----------------------------
         Sandor E. Samuels
         Managing Director, Legal
         General Counsel and Secretary



COUNTRYWIDE HOME LOANS, INC.



By:      /s/ Sandor E. Samuels
          ----------------------------
         Sandor E. Samuels
         Managing Director, Legal,
         General Counsel and Secretary
















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